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EXHIBIT 1.01

Monarch Casino & Resort, Inc.

2,000,000 Shares
Common Stock
($0.01 par value)
Underwriting Agreement

            , 2002

HIBERNIA SOUTHCOAST CAPITAL, INC.
THE SEIDLER COMPANIES INCORPORATED

  c/o Hibernia Southcoast Capital, Inc.
  909 Poydras Street, Suite 1000
  New Orleans, Louisiana 70112

Ladies and Gentlemen:

        Certain stockholders named in Schedule III hereto (the "Selling Stockholders") of Monarch Casino & Resort, Inc., a corporation organized under the laws of Nevada (the "Company"), propose to sell to the underwriters named in Schedule II hereto (the "Underwriters"), an aggregate of 2,000,000 shares of Common Stock, $0.01 par value ("Common Stock"), of the Company, to be allocated between the Underwriters as set forth in Schedule II hereto (said shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"), and at the election of the Underwriters, an option to purchase up to 300,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

        1.    Representations and Warranties.

          (a)  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

              (i)  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a Registration Statement (File No.            ) on Form S-3, including a Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. No other document with respect to such Registration Statement has heretofore been filed with the Commission. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authorities of any jurisdiction. The Company will next file with the Commission one of the following: (1) after the Effective Date of such Registration Statement, if the Company does not rely on Rule 434 of the Act, a Final Prospectus relating to the

    Securities in accordance with Rules 430A and 424(b); (2) after the Effective Date of such Registration Statement, if the Company relies on Rule 434 of the Act, a Term Sheet relating to the Securities that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) of the Act or (3) prior to the Effective Date of such Registration Statement, an amendment to such Registration Statement (including the form of Final Prospectus). In the case of clause (1), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement and such Final Prospectus. As filed, such Final Prospectus, such amendment, any Term Sheet and form of Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

            (ii)  On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Registration Statement, the Final Prospectus, any Term Sheet and any amendments thereof and any supplements thereto will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, neither the Registration Statement nor any Term Sheet contained or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, any settlement date, and during such longer period as the Final Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Final Prospectus, which is limited to the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and under the heading "Underwriting."

            (iii)  All of the Company's subsidiaries are named in Schedule IV hereto (each a "Subsidiary" and collectively the "Subsidiaries"). Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Preliminary Prospectus. Each such entity is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Registration Statement and the Preliminary Prospectus requires such qualification, except where the failure to do so would not materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries.

            (iv)  The Company has full corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general principles of equity whether considered at law or at equity and except to the extent enforcement of the indemnification provisions set forth in Section 8 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

            (v)  Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been made or obtained and is in full force and effect, except, with respect to this Agreement, as may be required under applicable state securities laws.

            (vi)  Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the charter or bylaws of the Company or its Subsidiaries, or any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or to which any of the respective properties or other assets of the Company or its Subsidiaries is subject, or any applicable statute, rule, regulation, judgment, decree, or order of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries.

          (vii)  The Company's authorized, issued and outstanding capital stock is as disclosed in the Preliminary Prospectus. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of stockholders. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Company's capital stock contained in the Preliminary Prospectus. No preemptive rights of shareholders exist with respect to any of the Securities that have not been satisfied or waived. No person or entity holds a right to require or participate in the registration under the Act of the Securities pursuant to the Registration Statement that has not been satisfied or waived; and, except as set forth in the Preliminary Prospectus, no person holds a right to require registration under the Act of any shares of Common Stock of the Company or shares of capital stock of any of the Subsidiaries at any other time that has not been satisfied or waived.

          (viii)  All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned directly by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. None of the issued shares of capital stock of any of the Subsidiaries has been issued or is owned or held in violation of any preemptive rights of shareholders. Other than its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, limited liability company, joint venture or other association.

            (ix)  Except as disclosed in the Preliminary Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (x)  The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Preliminary Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

            (xi)  The consolidated financial statements of the Company and its Subsidiaries included in the Registration Statement and Preliminary Prospectus present fairly the financial position of such entities as of the dates indicated and the results of operations and cash flows for such entities for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement and the amounts in the Preliminary Prospectus under the captions "Prospectus Summary—Summary Historical Financial Data" and "Selected Consolidated Financial Data" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Preliminary Prospectus. The unaudited pro forma financial information (including the related notes) included in the Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and management of the Company has a reasonable basis for believing and does believe that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents, with respect to such entities, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

          (xii)  Deloitte & Touche LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act.

          (xiii)  Neither the Company nor any of its Subsidiaries has sustained, since the date of the most recent audited financial statements included in the Registration Statement or the Preliminary Prospectus, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Preliminary Prospectus, and except as otherwise stated in the Registration Statement and Preliminary Prospectus, there has not been (A) any material change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company or its Subsidiaries, or (B) any material adverse change, or any development that could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or its Subsidiaries.

          (xiv)  Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject. Neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Preliminary Prospectus or such as in the aggregate do not now have and will not in the future materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries.

          (xv)  There is not any pending or threatened action, suit, proceeding, inquiry or investigation against the Company, its Subsidiaries or any of the officers and directors of the Company or its Subsidiaries or to which the properties, assets or rights of the Company or its Subsidiaries are subject, before or brought by any court or governmental agency or body or board of arbitrators that is required to be described in the Registration Statement or the Preliminary Prospectus but is not described as required.

          (xvi)  The descriptions in the Registration Statement and the Preliminary Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Preliminary Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (xvii)  The Company and each of its Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Preliminary Prospectus to be conducted, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

        (xviii)  The Company and each of its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each of its Subsidiaries to conduct its business as described in the Preliminary Prospectus, and neither the Company nor any of its Subsidiaries has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that could materially and adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries.

          (xix)  The Company's and each of its Subsidiaries' respective systems of internal accounting controls are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's or its Subsidiaries' financial statements;

    and neither the Company, its Subsidiaries, nor any employee or agent thereof has made any payment of funds of the Company or its Subsidiaries nor received or retained any funds, and no funds of the Company or its Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

          (xx)  The Company and each of its Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency that is likely to be asserted against any such entity that if determined adversely to any such entity, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries. All tax liabilities are adequately provided for on the respective books of the Company and its Subsidiaries.

          (xxi)  The Company and each of its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

        (xxii)  Each of the Company, its Subsidiaries, and their officers, directors or affiliates have not taken, and will not take, directly or indirectly, any action that is designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Securities.

        (xxiii)  Neither the Company nor any of its Subsidiaries is, will become as a result of the transactions contemplated hereby, or will conduct its business in a manner that would cause it to become, "an investment company,"or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          (b)  Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

              (i)  Such Selling Stockholder now has, and at the Closing Date and any settlement date will have, good and valid title to the Securities to be sold by such Selling Stockholder hereto, free and clear of all security interests, liens, encumbrances, equities or other claims, and, upon delivery of and payment for such Securities, the Selling Stockholder will deliver to the Underwriters good and valid title to such Securities, free and clear of all security interests, liens, encumbrances, equities or other claims.

            (ii)  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (iii)  Certificates in negotiable form representing all of the Securities to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney") appointing the persons indicated in Schedule III hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

            (iv)  The Securities represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of an individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Securities hereunder, certificates representing the Securities shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had no occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

            (v)  This Agreement, the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholders, this Agreement and the Custody Agreement are valid and binding on the Selling Stockholders and each Selling Stockholder has full legal capacity, right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

            (vi)  No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

          (vii)  Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of such Selling Stockholder (if such Selling Stockholder is not a natural person) or the terms of any indenture or other agreement or instrument or fiduciary duty to which such Selling Stockholder or any of its subsidiaries is a party or by which such Selling Stockholder or any of its subsidiaries is bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries.

          (viii)  The Selling Stockholder has not distributed and, prior to the completion of the distribution of the Securities, will not distribute without the Underwriters' prior written consent, any offering material in connection with the offering and sale of the Securities other than as permitted by the Act.

            (ix)  Such Selling Stockholder has no reason to believe that the representations and warranties contained in Section 1(a) are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectuses or any supplement thereto that has adversely affected or may adversely affect the business of the Company or any of its Subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries that is not set forth in the Preliminary Prospectus.

        Any certificate signed by, or by any officer of, any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

        2.    Purchase and Sale.    (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $            per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

          (b)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the Underwriters to purchase, severally and not jointly, up to 300,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) within a period of thirty days after the date of this Agreement upon written or facsimile notice by the Underwriters to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the Underwriters are exercising the option and the settlement date. The maximum number of Option Securities that each Selling Stockholder agrees to sell is set forth in Schedule III hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder shall be, as nearly as practicable, in the respective proportions that the maximum number of Option Securities to be sold by each of them bears to the aggregate maximum number of Option Securities to be sold hereunder. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

        3.    Delivery and Payment.    Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Selling Stockholders or as provided in Section 9 hereof

(such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters for the respective accounts of the Underwriters against payment by the Underwriters of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by the Selling Stockholders.

        Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

        If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Selling Stockholders) to the Underwriters, at                        , on the date specified by the Underwriters (which shall be within three Business Days after exercise of said option) for the respective accounts of the Underwriters, against payment by the Underwriters of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

        4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

        5.    Agreements.    (a) The Company agrees with the several Underwriters that:

              (i)  The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Preliminary Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such sale and, if issued, to obtain as soon as possible the withdrawal thereof.

            (ii)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (iii)  As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its Subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (iv)  (A) The Company will furnish to the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus the Final Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

              (B)  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (v)  The Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

            (vi)  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Preliminary Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and will promptly notify you of such filing.

          (vii)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (viii)  The Company and the Selling Stockholders agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Final Preliminary Prospectus, each Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Final Prospectus and all amendments or supplements to any of them, as may, in each case, be requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration up to $5,000); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations under this Agreement. The provisions of this Section 5(a)(viii) shall not affect, as between the Company and the Selling Stockholders, any agreement between them regarding allocation of expenses to be paid by them hereunder.

          (b)  Each Selling Stockholder agrees with the several Underwriters that:

              (i)  Such Selling Stockholder will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, other than shares of Common Stock disposed of as bona fide gifts approved by the Underwriters.

            (ii)  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (iii)  Such Selling Stockholder will advise you promptly and, if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Preliminary Prospectus or the Final Prospectus that comes to the attention of such Selling Stockholder.

        6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a)  If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 4:30 PM Eastern time on the date of determination of the public offering price, if such determination occurred at or prior to 4:30 PM Eastern time on such date or (ii) 10:00 AM Eastern time on the Business Day following the day on which the public offering price was determined, if such determination occurred after 4:30 PM Eastern time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b)  The Company shall have requested and caused Kummer Kaempfer Bonner & Renshaw, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

              (i)  each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus and, in the case of the Company, to execute and deliver this Agreement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases material properties or conducts material business and where the failure to be so qualified could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries;

            (ii)  all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

            (iii)  the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly quoted, and admitted and authorized for trading on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; none of the holders of outstanding shares of capital stock of the Company are entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

            (iv)  there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property or assets of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, that is not described or filed as required;

            (v)  to the knowledge of such counsel, after due inquiry, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, nor is any of them in breach or violation of or in default under (nor has any event occurred which, with notice or lapse of time or both, would result in any breach or violation of, or constitute a default under), any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which either the Company or its Subsidiaries is a party or to which any of the respective properties or other assets of the Company or its Subsidiaries is subject, or any applicable statute, rule, regulation, judgment, or decree, or order of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties, including, without limitation, the Nevada Gaming Control Act and any other statute, rule or regulation of the State of Nevada or any political subdivision thereof with respect to gaming.

            (vi)  the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

          (vii)  this Agreement has been duly authorized, executed and delivered by the Company;

          (viii)  the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

            (ix)  no consent, approval, authorization, filing with or order of any court or governmental agency or body, including, without limitation, the Nevada State Gaming Control Board, the Nevada Gaming Commission and the Reno City Council, is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

            (x)  neither the sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its Subsidiaries or any of its or their properties, including, without limitation, the Nevada Gaming Control Act and any other statute, rule or regulation of the State of Nevada or any political subdivision thereof with respect to gaming, which violation or default could, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (x) (if any), reasonably be expected to have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company or any of its Subsidiaries in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and

            (xi)  no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for the Selling Stockholders with respect to the Securities being sold by them pursuant to the Underwriting Agreement.

          (c)  The Selling Stockholders shall have requested and caused Kummer Kaempfer Bonner & Renshaw, counsel for the Selling Stockholders, to have furnished to the Underwriters their opinion dated the Closing Date and addressed to the Underwriters, to the effect that:

              (i)  this Agreement, the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholders, this Agreement and the Custody Agreement are valid and binding on the Selling Stockholders and each Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

            (ii)  delivery of certificates representing the Securities by each Selling Stockholder pursuant to the terms of this Agreement will pass to the Underwriters good and valid title to such Securities, free and clear of all security interests, liens, encumbrances, equities or other claims;

            (iii)  no consent, approval, authorization or order of any court of governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

            (iv)  neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws or other organizational documents of the Selling Stockholder (if such Selling Stockholder is not a natural person) or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder or any of its subsidiaries.

          (d)  The Underwriters shall have received from Jones, Walker, Waechter, Poitevent, Carrère, & Denègre, L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e)  The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

              (i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

            (iii)  since the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (f)    Each Selling Stockholder shall have furnished to the Underwriters a certificate, signed by such Selling Stockholder (or in the case of a Selling Stockholder that is not a natural person, by the Chairman of the Board or the President or equivalent officer and the principal financial or accounting officer of such Selling Stockholder), dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date.

          (g)  The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (that may refer to letters previously delivered to the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended March 31, 2002, and as at March 31, 2002, in accordance with Statement on Auditing Standards No. 71, and stating in effect, except as provided in Schedule I hereto, that:

              (i)  in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

            (ii)  on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three-month period ended March 31, 2002, and as at March 31, 2002; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the audit committee of the Company and of the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention that caused them to believe that:

              (1)  any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

              (2)  with respect to the period subsequent to March 31, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its Subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 2002 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from March 31, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

              (3)  the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; or

              (4)  the unaudited amounts of revenues, net income, net income diluted per share and EBITDA set forth under the caption "Summary Historical Financial Data" do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined in conformity with generally accepted accounting principles applied on a basis consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and

            (iii)  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Capitalization," "Selected Consolidated Financial and Operating Information," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Business" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation.

        References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (i)    Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          (j)    At the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company that is not a Selling Stockholder addressed to the Underwriters.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Jones, Walker, Waechter, Poitevent, Carrère, & Denègre, L.L.P., counsel for the Underwriters, at 201 St. Charles Avenue, New Orleans, Louisiana 70170, on the Closing Date.

        7.    Reimbursement of Underwriters' Expenses.    If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        8.    Indemnification and Contribution.    (a) The Company and each of the Selling Stockholders agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Preliminary Prospectus, the Final Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b)  The Selling Stockholders agree, jointly and severally, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Selling Stockholder may otherwise have.

          (c)  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and under the heading "Underwriting" constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in either the Preliminary Prospectus or the Final Prospectus.

          (d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Stockholders, jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Selling Stockholders and of the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, subject to the applicable terms and conditions of this paragraph (e).

          (f)    The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

        9.    Default by an Underwriter.    If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

        10.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) the Company or any of its Subsidiaries sustains any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

        11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Hibernia Southcoast Capital (fax no.: (504) 523-1925), 909 Poydras Street, Suite 1000, New Orleans, Louisiana 70112, Attention: Stanley E. Ellington Jr., with a copy to Richard P. Wolfe (fax no.: (504) 589-8182), Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. 201 St. Charles Avenue, New Orleans, Louisiana, 70170; or, if

sent to the Company, will be mailed, delivered or telefaxed to Monarch Casino & Resort, Inc. (fax no.: (775) 835-7705), 1175 W. Moana Lane, Suite 300, Reno, Nevada 89509, Attention: Ben Farahi, with a copy to Michael J. Bonner (fax no.: (702) 796-7181), Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

        13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15.    Counterparts.    This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16.    Headings.    The section headings used herein are for convenience only and shall not affect the construction hereof.

        17.    Definitions.    The terms that follow, when used in this Agreement, shall have the meanings indicated.

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

        "Commission" shall mean the Securities and Exchange Commission.

        "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Final Prospectus" shall mean the prospectus relating to the Securities in the form in which it is first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective.

        "Preliminary Prospectus" shall mean the preliminary prospectus referred to in the paragraph 1(a) above, including any amendment of or supplement thereto, included in the Registration Statement prior to the filing of the Final Prospectus.

        "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

        "Rule 424", "Rule 430A," "Rule 434" and "Rule 462" refer to such rules under the Act.

        "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

        "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        "Term Sheet" shall mean any term sheet that satisfies the requirements of Rule 434.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,
Monarch Casino & Resort, Inc.
By:
Name: Title:
Each of the Selling Stockholders Listed in Schedule III hereto
By:
Name: As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule III hereto
Very truly yours,

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.
Hibernia Southcoast Capital, Inc.
By:
Name: Title: On behalf of each of the Underwriters

SCHEDULE I

        Underwriting Agreement dated                        , 2002

        Registration Statement No.

        Title, Purchase Price and Description of Securities:

    Title: Common Stock

    Number of Shares to be sold by the Selling Stockholders:

    Price to Public per Share:

    Price to Public—total:

    Underwriting Discount per Share:

    Underwriting Discount—total:

    Proceeds to Selling Stockholders per Share:

    Proceeds to Selling Stockholders—total:

        Other provisions:

    Closing Date, Time and Location:

    Type of Offering:

        Date referred to in Section 5(a)(v) and (b)(i) after which the Company or a Selling Stockholder, respectively, may offer or sell securities issued or guaranteed by the Company without the consent of the Underwriters:

        Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(g) at the Execution Time:

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Hibernia Southcoast Capital, Inc.	1,200,000
The Seidler Companies Incorporated	800,000

Total	2,000,000

SCHEDULE III

Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold
John Farahi	570,000	85,500
Bob Farahi	570,000	85,500
Ben Farahi	570,000	85,500
Jila Farahi Trust	280,000	42,000
Richard Cooley	10,000	1,500

Total	2,000,000	300,000

SCHEDULE IV

SUBSIDIARIES

        Golden Road Motor Inn, Inc.

EXHIBIT A

[Letterhead of officer, director or major stockholder of Monarch Casino & Resort, Inc.]

Monarch Casino & Resort, Inc.

Public Offering of Common Stock

                        , 2002

Hibernia Southcoast Capital, Inc.
The Seidler Companies Incorporated
        c/o Hibernia Southcoast Capital
        909 Poydras Street, Suite 1000
        New Orleans, LA 70112

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Monarch Casino & Resort, Inc., a Nevada corporation (the "Company"), the selling stockholders named therein, and each of you as underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

        In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of ninety 90 days after the date of the Underwriting Agreement.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                      Yours very truly,

                      [Signature of officer, director or major stockholder]

                      [Name and address of officer, director or major stockholder]

QuickLinks

Monarch Casino & Resort, Inc.
2,000,000 Shares Common Stock ($0.01 par value) Underwriting Agreement
SCHEDULE I
SCHEDULE II
SCHEDULE III
SCHEDULE IV SUBSIDIARIES
EXHIBIT A